UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 3, 2020

Constellation Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38584	26-1741721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street, Suite 200 Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 714-0555

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CNST	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02Termination of a Material Definitive Agreement.

On November 3, 2020, the Company repaid in full all principal, accrued and unpaid interest, fees, costs and expenses owed under the Loan and Security Agreement, dated as of March 20, 2019 (the “Loan Agreement”), between the Company and Hercules Capital, Inc. (“Hercules”), in an aggregate amount of approximately $32.2 million (the “Payoff Amount”). The Loan Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 21, 2019. The Company had previously borrowed an aggregate principal amount of $30 million under the Loan Agreement.

In connection with the payment of the Payoff Amount, the Loan Agreement, all liens or security interests granted to secure the obligations under the Loan Agreement and all guaranties of the obligations under the Loan Agreement terminated.

The payment of the Payoff Amount has not impacted the Company’s expectation that its existing cash, cash equivalents and marketable securities will enable it to fund its planned operating expenses and capital expenditure requirements into mid-2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTELLATION PHARMACEUTICALS, INC.

Date: November 9, 2020	By:	/s/ Emma Reeve
Name: Emma Reeve
Title: Chief Financial Officer